Report of Independent Auditors


                To the Shareholders and Board of
                Directors of
                PaineWebber Managed Municipal
                Trust

                In planning and performing our audit
                of the financial statements of
                PaineWebber Managed Municipal
                Trust (consisting of RMA California
                Municipal Money Fund and RMA
                New York Municipal Money Fund)
                for the year ended June 30, 1998, we
                considered its internal control,
                including control activities for
                safeguarding securities, in order to
                determine our auditing procedures for
                the purpose of expressing our opinion
                on the financial statements and to
                comply with the requirements of Form
                N-SAR, not to provide assurance on
                the internal control.

                The management of PaineWebber
                Managed Municipal Trust is
                responsible for establishing and
                maintaining internal control.  In
                fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
                Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

                Because of inherent limitations in
                internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

                Our consideration of the internal
                control would not necessarily disclose
                all matters in the internal control that might be material weaknesses under standards established by the American
                Institute of Certified Public
                Accountants.  A material weakness is
                a condition in which the design or
                operation of one or more of the
                internal control components does not
                reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at June
                30, 1998.

                This report is intended solely for the
                information and use of the board of
                directors and management of
                PaineWebber Managed Municipal
                Trust and the Securities and Exchange
                Commission.



                                           ERNST & YOUNG LLP

                New York, New York
                August 21, 1998